July 9, 2015

To the Tauriga Board of Directors:

Effective today and pursuant to the signed letter of intent to acquire Tauriga’s natural wellness business, I resign my position of Chairman & CEO.

I wish the company and its shareholders great success and look forward to serving the company and its management in an advisory capacity.

With very best wishes,

/s/ Stella M. Sung
Stella M. Sung, Ph.D.